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                                                                    EXHIBIT 11


                        DEP CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED STATEMENTS OF
                          COMPUTATION OF PER SHARE LOSS
                      (in thousands, except per share data)
                                   (UNAUDITED)


                                          Three Months Ended         Nine Months Ended
                                               April 30,                 April 30,
                                          1997         1996         1997         1996
                                        -----------------------     ---------------------
Net loss ..........................     ($   613)     ($   979)     ($ 2,612)     ($3,169)
                                        ========      ========      ========      =======

Shares:
Weighted average shares outstanding        6,876         6,251         6,644        6,250
                                        ========      ========      ========      =======

Loss per share ....................     ($  0.09)     ($  0.16)     ($  0.39)     ($ 0.51)
                                        ========      ========      ========      =======